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                                                                   EXHIBIT 10.14

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this "Agreement") is made and entered into by and between Susan Thomas Whittle (the "Employee") and Mariner Post-Acute Network, Inc. (the "Company").

                               STATEMENT OF FACTS

         Employee's employment with the Company will terminate on December 31, 2002. Employee desires to accept the following agreements, including, without limitation, certain additional consideration from the Company in return for Employee's general release and non-disclosure agreements set forth below. Employee and the Company desire to settle fully and finally all differences and disputes between them, including, but in no way limited to, any differences and disputes that might arise, or have arisen, out of Employee's employment with the Company, and the termination thereof.

                               STATEMENT OF TERMS

         In consideration of the mutual promises herein, it is agreed as follows:

         1. Non-Admission of Liability. Neither this Agreement nor the Company's offer to enter into this Agreement shall in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company. The Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, its employees or its agents.

         2. Termination of Employment. Employee represents, understands and agrees that Employee's employment with the Company will terminate on December 31, 2002 (the "Separation Date").

         3. Effective Date. The effective date of this Agreement shall be the eighth day after Employee signs this Agreement (the "Effective Date"). As of the Effective Date, if neither party has revoked this Agreement pursuant to
Section 16(e), this Agreement shall be fully effective and enforceable.

         4. Consideration. In full consideration and as material inducement for Employee's signing of this Agreement and General Release, the Company will pay three hundred thirty thousand dollars and no cents ($330,500.00), less legal deductions, over a 52 week period and payable bi-weekly. Furthermore, the Company will pay the Employee for all earned and accrued vacation not used by the Employee.

         5. Consultation. During the 52 week period described in Section 4, Employee shall be available to provide consultation services to the Company as may be requested by the Chief Executive Officer or the General Counsel.

         6. Cooperation by Employee. In consideration of the amount paid to the Employee as provided in Section 4, the Employee agrees to cooperate fully with the Company in any litigation by or against the Company or other business-related matters.


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         7.       Cessation of Authority. Employee understands and agrees that as of the Separation Date, Employee is no longer authorized to incur any expenses, obligations or liabilities, or to make any commitments on behalf of the Company except those authorized in advance by the Chief Executive Officer or the General Counsel. Employee agrees to submit to the General Counsel, within thirty (30) days of the Separation Date, any and all expenses incurred by Employee through The Separation Date and any and all contracts or other obligations entered into by Employee on behalf of the Company.

         8. Return of Company Materials and Property. Employee understands and agrees that Employee will turn over to the General Counsel, on or before the Separation Date, all files, memoranda, records, credit cards, manuals, computer equipment, computer software, pagers, cellular phones, facsimile machines, and any other equipment and other documents, and all other physical or personal property that Employee received from the Company and/or that Employee used in the course of Employee's employment with the Company and that are the property of the Company or its customers, with the exception of the material and property determined by the General Counsel to be retained by the Employee to provide consultation services as described in Section 5.

         9. Confidential Information and Trade Secrets. Employee agrees to protect and hold in confidence all Trade Secrets and Confidential Information ("Company Information") belonging to the Company that Employee has received through or as a result of Employee's employment by the Company or consultation to the Company and to take no action that may cause any such information to lose its character as Company Information. Employee shall neither disclose, divulge nor communicate to any third party any Trade Secrets belonging to the Company.

         For purposes of this Section 9, "Confidential Information" means confidential data and confidential information relating to the Company's business (which does not rise to the status of a Trade Secret) which has value to the Company and is not generally known to its competitors, such as Company pricing information, marketing information, profit margins, customer preferences, customer lists, and other marketing and sales information that would have value if disclosed to competitors. Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the public by the Company, (ii) has been independently developed and disclosed to the public by others, (iii) otherwise enters the public domain through lawful means, or (iv) was already known by Employee at the time of disclosure. The provisions in this Agreement restricting the disclosure and use of Confidential Information shall survive for a period of two (2) years following the execution of this Agreement.

         For purposes of this Section 9, "Trade Secrets" means information including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers or customer preferences which (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The provisions in this Agreement restricting the disclosure and use of Trade Secrets shall survive the execution of this Agreement and shall survive for so long as the respective information qualifies as a trade secret under applicable law.

         10. Agreement Not To Solicit Employees, Independent Contractors, or Consultants. Employee represents that Employee has not and that Employee will not, for a period of one (1) year after the Separation Date, either directly or indirectly, on Employee's own behalf or on behalf of


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others, solicit, divert, or hire away, any person employed by the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement for a determined period of time or at will, or any consultant or independent contractor engaged by the Company.

         The Employee further agrees that the Employee has not and that the Employee will not, for a period of one (1) year after the Effective Date, either directly or indirectly, on the Employee's own behalf or on behalf of others, (1) contact any referral source or customer of the Company, or other person who conducts business with the Company at the location(s) at which the Employee worked for the purpose of inducing or attempting to induce such referral source, customer or other person to cease doing business with the Company; and (2) call on, solicit, attempt to obtain, accept, or in any way secure business from any referral source or customers of the Company who conducts business with the Company at the location(s)at which the Employee worked, nor, directly or indirectly, aid or assist any other persons, firm or corporation in the solicitation of such referral source or customer.

         11. No Obligation. Employee agrees and understands that the consideration described above in Section 4 of this Agreement is not required by the Company's policies and procedures. Employee further agrees and understands that Employee's entitlement to receive the consideration set forth above is conditioned upon Employee's execution of this Agreement and compliance with the terms of this Agreement.

         12. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

         13. Confidentiality; Professionalism. Employee represents and agrees that Employee will keep the terms, amount, value, and nature of consideration paid to Employee, and the fact of this Agreement completely confidential, and that Employee will not hereafter disclose any information concerning this Agreement to anyone other than Employee's immediate family and professional representatives who will be informed of and bound by this confidentiality clause.

         Employee agrees that Employee will not make or issue, or procure any person, firm or entity to make or issue, any statement in any form concerning the Company, Employee's employment relationship or the termination of Employee's employment relationship with the Company to any person or entity if such statement is harmful to or disparaging of the Company, its affiliates or any of their employees, officers, directors, agents or representatives.

         14. Complete Release. As a material inducement to the Company to enter into this Separation Agreement and General Release, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including,


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without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, (race, color, religion, sex, and national origin discrimination); (2) the Americans with Disabilities Act (disability discrimination); (3) 42 U.S.C. ss. 1981 (discrimination); (4) the Age Discrimination in Employment Act; (5) the Older Workers Benefit Protection Act;
(6) the Equal Pay Act; (7) the Employee Retirement Income Security Act
("ERISA"); (8) Section 503 of the Rehabilitation Act of 1973; (9) the False Claims Act (including the qui tam provision thereof); (10) the Occupational Safety and Health Act; (11) the Consolidated Omnibus Budget Reconciliation Act of 1986; (12) the Worker Adjustment and Retraining Notification Act; (13) intentional or negligent infliction of emotional distress or "outrage"; (14) defamation; (15) interference with employment; (16) wrongful discharge; (17) invasion of privacy; (18) the Georgia Fair Employment Practices Statutes
(Section 45-19-29 et seq of the Georgia Statutes); (19) the Georgia Equal Employment for Persons with Disabilities Statute (Section 34-6A-4 et seq of the Georgia Statutes); (20) The Georgia Sex Discrimination in Employment Statute (Section 34-5-3 of the Georgia Statues); (21) Section 31-8-87 of the Georgia Statutes; and (22) all applicable Georgia laws ("Claim" or "Claims"), which Employee now has, owns or holds, or claims to have, own or hold, or which Employee any time heretofore had, owned or held, or claimed to have, owned or held, against each or any of the Releasees at any time up to and including the Effective Date of this Agreement.

         The Company releases the Employee of all claims against the Employee of which it is or should be aware as of the date this Agreement is executed.

         15. No Knowledge of Illegal Activity. Employee acknowledges that she has no knowledge of any actions or inactions by any of the Releasees or by Employee that Employee believes could possibly constitute a basis for a claimed violation of any federal, state, or local law, any common law or any rule promulgated by an administrative body.

         16. Age Discrimination In Employment Act. Employee hereby acknowledges and agrees that this Agreement and the termination of Employee's employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the releases set forth in Section 15 hereof shall be applicable, without limitation, to any claims brought under these Acts. Employee further acknowledges and agrees that:

                  a. the release given by Employee in this Agreement is given solely in exchange for the consideration set forth in Section 4 of this Agreement and such consideration is in addition to anything of value which Employee was entitled to receive prior to entering into this Agreement;

                  b. by entering into this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed;

                  c. Employee has been advised to consult an attorney prior to entering into this Agreement, and this provision of this Agreement satisfies the requirement of the Older Workers Benefit Protection Act that Employee be so advised in writing;

                  d. Employee has been offered twenty-one (21) days from receipt of this Separation Agreement and General Release within which to consider this Agreement; and

                  e. For a period of seven (7) days following Employee's execution of this Agreement, Employee or the Company may revoke this Agreement and this Agreement shall not become effective or enforceable until such seven
(7) day period has expired.


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         17.      Indemnification. As a further material inducement to the
Employee to enter into this Agreement, Company hereby agrees to indemnify and hold Employee harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by Employee in the event Employee is or is threatened to, or becomes a party or witness or other participant in a claim arising out of any event, occurrence or circumstance related to the fact that Employee is or was a director or officer of the Company and its subsidiaries, its successors or affiliates, or was serving at the request of the Company as its agent or consultant.

         18. No Other Representations. Employee represents and acknowledges that in executing this Agreement Employee does not rely, and has not relied, upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

         19. Sole and Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

         20. Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, transferees and permitted assigns. This Agreement shall not be assignable by Employee but shall be freely assignable by the Company.

         21. Remedies. Employee agrees that the covenants contained in this Agreement are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the business, interests, and properties of the Company; and that the Company will suffer irreparable loss and damage should Employee breach any of those covenants. Therefore, Employee agrees and consents that, in addition to all of the remedies provided at law or in equity, the Company shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent or cure a breach or contemplated breach of any of those covenants. The existence of any claim, demand, action, or cause of action of Employee against the Company shall not constitute a defense the Company's enforcement of any of the covenants or agreements in this Agreement. In addition to any other remedies, any breach of this Agreement by the Employee will result in payments to the Employee being immediately discontinued.

         22. Knowledgeable Decision By Employee. Employee represents and warrants that Employee has read all the terms of this Agreement. Employee understands the terms of this Agreement and understands that this Agreement releases forever the Company from any legal action arising from Employee's relationship with the Company as an Employee, and the termination of such relationship by the Company. Employee is signing and delivering this Agreement of his or her own free will in exchange for the consideration to be given to Employee, which Employee acknowledges and agrees is adequate and satisfactory.

         23. Full and Careful Consideration. Please take this Agreement home and carefully consider all of its provisions before signing it. You may take up to twenty-one (21) days to decide whether you want to accept and sign this Agreement. Also, if you sign this Agreement, you and the Company will then have until the Separation Date, or an additional seven (7) days after you sign this Agreement, whichever is longer, in which to revoke this Agreement. This Agreement will not be effective or enforceable, nor will any consideration be paid, until after the revocation period has


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expired. Again, you are free, and encouraged, to discuss the contents and advisability of signing this Agreement with an attorney of your choosing.

         PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAMS.


-------------------------           -------------------------------------------
DATE                                EMPLOYEE'S SIGNATURE

                                    ___________________________________________
                                    Susan Thomas Whittle


                                    Mariner Post-Acute Network, Inc.

                                    By:________________________________________


           Effective Date of Agreement: _____________________, 200_.


Witness:

___________________________________



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                                 ACKNOWLEDGMENT


I, __________________________________, hereby acknowledge that I was given twenty-one (21) days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

         EXECUTED this __ day of _______________, 200_ at __________________,

___________________________ .


                                             ---------------------------

                                             Name:
                                                  ----------------------


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